Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-24621, 33-54577, 33-63273, 33-54583, 333-58039, 333-69726, 333-100342, 333-111214, 333-111215, and 333-147882) of Dell Inc. (formerly Dell Computer Corporation) of our report dated March 31, 2008, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
March 31, 2008